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                                                                   EXHIBIT 99.1
                                  FORM OF PROXY
                                [FRONT OF PROXY]

                            LIPE-ROLLWAY CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                           ____________________, 1996

                                      PROXY

    The undersigned hereby appoints ____________________ and ____________________, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of Lipe-Rollway Corporation (the "Corporation") to be held at the Corporation's main office, 7600 Morgan Road, Liverpool, New York at 10:00 a.m., local time, on ____________________, 1996, and at any adjournment or adjournments thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, and with all other powers which the undersigned would possess if personally present.

    (1) APPROVAL OF AGREEMENT AND PLAN OF MERGER pursuant to which Emersub XLI, Inc., a wholly owned subsidiary of Emerson Electric Co., will merge with and into the Corporation (the "Merger") as described in the Notice of Special Meeting of Shareholders and the Proxy
         Statement/Prospectus accompanying this Proxy;

         FOR [ ]                    ABSTAIN [ ]                     AGAINST [ ]

    (2) APPROVAL OF PREFERRED TERMS AMENDMENT pursuant to which each outstanding share of the Corporation's Preferred Stock, will upon consummation of the Merger, be converted into the right to receive a fraction of a share of Emerson Common Stock and an amount in cash equal to any accrued and unpaid dividends on such share of the Corporation's Preferred Stock all as described in the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus accompanying this Proxy;

         FOR [ ]                    ABSTAIN [ ]                     AGAINST [ ]

         PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN

                                 [BACK OF PROXY]

    (3) With discretionary authority upon such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated it will be voted FOR Items (1) and (2) above each of which has been proposed by the Board of Directors of the Corporation.

                                          Date:
                                                  -----------------------------

                                          -------------------------------------

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                                          Signature(s) of Shareholder(s)
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                                  INSTRUCTIONS

    Please sign exactly as name appears hereon and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.

    If you cannot be present in person at the meeting, it is important that your Proxy be dated, signed and returned promptly in the enclosed envelope in order to assure that your stock may be voted at the meeting.